                                                                   EXHIBIT 99(a)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statements of net assets available for benefits of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
April 30, 1998

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                  MERCK COMMON STOCK FUND
                                             ----------------------------------
                                             (NON-PARTICIPANT     (PARTICIPANT     T. ROWE PRICE     FIDELITY
                                              DIRECTED; SEE      DIRECTED; SEE       BLUE CHIP       MAGELLAN
                                 TOTAL            NOTE 1)            NOTE 1)         GROWTH FUND        FUND
                                 -----        ----------------    -------------     -------------     --------
DECEMBER 31, 1997
---------------------------                                                        |--------------------------
Assets:
  Investments at market
    value..................  $2,134,239,587     $272,483,529      $1,104,221,533    $198,764,539    $         --
                             --------------     ------------      --------------    ------------    ------------
  Receivables
    Employer's
      contribution.........       3,137,907        1,493,644             624,444         229,381              --
    Participants'
       contributions.......       7,083,498               --           4,281,527         770,693              --
    Accrued interest and
      dividends............       6,147,371        1,168,119           4,787,193              --              --
                             --------------     ------------      --------------    ------------    ------------
      Total receivables....      16,368,776        2,661,763           9,693,164       1,000,074              --
                             --------------     ------------      --------------    ------------    ------------
Net assets available for
  benefits.................  $2,150,608,363     $275,145,292      $1,113,914,697    $199,764,613    $         --
                             ==============     ============      ==============    ============    ============


                               FIDELITY      VANGUARD
                                EQUITY-     U.S. GROWTH
                             INCOME FUND    PORTFOLIO
                             -----------   -----------
DECEMBER 31, 1997
---------------------------  --------------------------
Assets:
  Investments at market
    value..................  $44,321,055   $58,316,674
                             -----------   -----------
  Receivables
    Employer's
      contribution.........       61,817       105,747
    Participants'
      contributions........      171,851       226,118
    Accrued interest and
      dividends............           --            --
                             -----------   -----------
      Total receivables....      233,668       331,865
                             -----------   -----------
Net assets available for
  benefits.................  $44,554,723   $58,648,539
                             ===========   ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                                                         T. ROWE
                               FIDELITY       FIDELITY                                      FIDELITY      PRICE
                                GROWTH        GROWTH &      T. ROWE PRICE      FIDELITY    RETIREMENT    MID-CAP        FIDELITY
                               COMPANY        INCOME        NEW INCOME      INTERMEDIATE     GROWTH       GROWTH           OTC
                                 FUND         PORTFOLIO         FUND          BOND FUND       FUND         FUND         PORTFOLIO
                               --------       ---------     -------------    ------------   ---------    -------       ---------
DECEMBER 31, 1997                                            (PARTICIPANT DIRECTED; SEE NOTE 1)
------------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market
    value.................. $        --    $98,415,031     $24,839,606     $        --     $       --    $38,576,112     $       --
                            -----------    -----------     -----------     -----------     ----------    -----------     ----------
  Receivables
    Employer's
      contribution.........          --        156,268          33,889              --             --         74,682             --
    Participants'
      contributions........          --        381,596          96,313              --             --        149,576             --
    Accrued interest and
      dividends............          --             --              --              --             --             --             --
                            -----------    -----------     -----------     -----------     ----------    -----------     ----------
      Total receivables....          --        537,864         130,202              --             --        224,258             --
                            -----------    -----------     -----------     -----------     ----------    -----------     ----------
Net assets available for
  benefits................  $        --    $98,952,895     $24,969,808     $        --     $       --    $38,800,370     $       --
                            ===========    ===========     ===========     ===========     ==========    ===========     ==========


                                                                      THE GEORGE
                               EUROPACIFIC           FIDELITY           PUTNAM
                                  GROWTH             OVERSEAS           FUND OF
                                   FUND               FUND             BOSTON A
                                ----------          --------          ----------
DECEMBER 31, 1997                      (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------
Assets:
  Investments at market
    value..................    $31,038,262         $        --       $58,439,910
                               -----------         -----------       -----------
  Receivables
    Employer's
      contribution.........         65,582                  --            58,051
    Participants'
      contributions........        120,348                  --           226,596
    Accrued interest and
      dividends............             --                  --                --
                               -----------         -----------       -----------
      Total receivables....        185,930                  --           284,647
                               -----------         -----------       -----------
Net assets available for
  benefits................     $31,224,192         $        --       $58,724,557
                               ===========         ===========       ===========

                                              FIDELITY        FIDELITY        SPARTAN       FIDELITY
                               FIDELITY      RETIREMENT      RETIREMENT     U.S. EQUITY    LOW-PRICED       FRANKLIN       PUTNAM
                               BALANCED         MONEY        GOVERNMENT        INDEX          STOCK         SMALL CAP      VOYAGER
                                 FUND          MARKET       MONEY MARKET        FUND          FUND        GROWTH FUND I     FUND A
                               --------       ---------     -------------    ----------    ----------     -------------    ---------
DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market
    value.................. $        --    $86,580,252    $         --    $ 44,776,486   $11,112,462     $12,159,638     $ 5,696,444
                            -----------    -----------    ------------    ------------   -----------     -----------     -----------
  Receivables
    Employer's
      contribution.........          --         75,937              --          75,937        20,083          23,848          15,690
    Participants'
      contributions........          --        335,708              --         173,617        43,088          47,148          22,087
    Accrued interest and
      dividends............          --             --              --              --            --              --              --
                            -----------    -----------     -----------     -----------   -----------      ----------     -----------
      Total receivables....          --        411,645              --         249,554        63,171          70,996          37,777
                            -----------    -----------     -----------     -----------   -----------      ----------     -----------
Net assets available for
  benefits................  $        --    $86,991,897     $        --     $45,026,040   $11,175,633     $12,230,634     $ 5,734,221
                            ===========    ===========     ===========     ===========   ===========     ===========     ===========

                                TEMPLETON
                               DEVELOPING          T. ROWE PRICE         PARTICIPANTS'
                                 MARKETS              DIVIDEND               LOAN
                                 TRUST I             GROWTH FUND           ACCOUNT
                                ----------         -------------        -------------
DECEMBER 31, 1997
------------------------------------------------------------------------------------|
Assets:
  Investments at market
    value..................    $ 4,713,493          $ 4,888,735          $34,895,826
                               -----------          -----------          -----------
  Receivables
    Employer's
      contribution.........         15,062                7,845                   --
    Participants'
      contributions........         18,276               18,956                   --
    Accrued interest and
      dividends............             --                   --              192,059
                               -----------          -----------          -----------
      Total receivables....         33,338               26,801              192,059
                               -----------          -----------          -----------
Net assets available for
  benefits................     $ 4,746,831          $ 4,915,536          $35,087,885
                               ===========          ===========          ===========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                  MERCK COMMON STOCK FUND
                                               -----------------------------
                                                   (NON-                                       FIDELITY
                                                 PARTICIPANT    (PARTICIPANT      FIDELITY       EQUITY-
                                                DIRECTED; SEE   DIRECTED; SEE     MAGELLAN       INCOME
                                  TOTAL           NOTE 1)         NOTE 1)          FUND          FUND
                                  -----        -------------   -------------     --------      --------
DECEMBER 31, 1996
-----------------------------                                                   |-------------------------
Assets:
  Investments at market
    value....................  $1,601,407,630   $203,684,246    $871,865,880    $145,105,856   $24,777,615
                               --------------   ------------    ------------    ------------   -----------
  Receivables
    Employer's
      contribution...........       2,625,228      1,286,362         520,058         200,830        46,992
    Participants'
      contributions..........       5,866,877             --       3,755,053         621,829       106,181
    Accrued interest and
       dividends.............       5,624,399      1,025,249       4,460,558              --            --
                               --------------   ------------    ------------    ------------   -----------
      Total receivables......      14,116,504      2,311,611       8,735,669         822,659       153,173
                               --------------   ------------    ------------    ------------   -----------
Net assets available for
  benefits...................  $1,615,524,134   $205,995,857    $880,601,549    $145,928,515   $24,930,788
                               ==============   ============    ============    ============   ===========

                               FIDELITY      FIDELITY
                                GROWTH       GROWTH &
                               COMPANY        INCOME
                                 FUND        PORTFOLIO
                               --------      ---------
DECEMBER 31, 1996
---------------------------------------------------------
Assets:
  Investments at market
    value....................  $43,649,523   $62,317,069
                               -----------   -----------
  Receivables
    Employer's
      contribution...........      101,859       129,949
    Participants'
      contributions..........      187,053       267,050
    Accrued interest and
      dividends..............           --            --
                               -----------   -----------
      Total receivables......      288,912       396,999
                               -----------   -----------
Net assets available for
  benefits...................  $43,938,435   $62,714,068
                               ===========   ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                 FIDELITY                                                    FIDELITY
                                  FIDELITY      RETIREMENT      FIDELITY       FIDELITY       FIDELITY      RETIREMENT
                                INTERMEDIATE      GROWTH           OTC         OVERSEAS       BALANCED         MONEY
                                  BOND FUND        FUND         PORTFOLIO        FUND           FUND          MARKET
                               ------------     ----------      ---------      --------       --------      ----------
DECEMBER 31, 1996                   (PARTICIPANT DIRECTED; SEE NOTE 1)
-------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market
    value....................  $13,088,728     $13,878,448    $25,261,544    $22,079,860    $46,168,307    $37,299,452
                               -----------     -----------    -----------    -----------    -----------    -----------
  Receivables
    Employer's
      contribution...........       26,252          34,390         63,005         50,667         52,242         27,827
    Participants'
      contributions..........       56,090          59,474        108,254         94,620        197,847        159,841
    Accrued interest and
       dividends.............           --              --             --             --             --             --
                               -----------     -----------    -----------    -----------    -----------    -----------
      Total receivables......       82,342          93,864        171,259        145,287        250,089        187,668
                               -----------     -----------    -----------    -----------    -----------    -----------
Net assets available for
  benefits...................  $13,171,070     $13,972,312    $25,432,803    $22,225,147    $46,418,396    $37,487,120
                               ===========     ===========    ===========    ===========    ===========    ===========

                                  FIDELITY
                                 RETIREMENT          FIDELITY
                                 GOVERNMENT        U.S. EQUITY        PARTICIPANTS'
                                    MONEY            INDEX               LOAN
                                   MARKET           PORTFOLIO            ACCOUNT
                                 ----------       -----------        -------------
DECEMBER 31, 1996
------------------------------------------------------------------------------------|
Assets:
  Investments at market
    value....................    $40,403,016        $18,771,886         $33,056,200
                                 -----------        -----------         -----------
  Receivables
    Employer's
      contribution...........         37,541             47,254                  --
    Participants'
      contributions..........        173,141             80,444                  --
    Accrued interest and
       dividends.............             --                 --             138,592
                                 -----------        -----------         -----------
      Total receivables......        210,682            127,698             138,592
                                 -----------        -----------         -----------
Net assets available for
  benefits...................    $40,613,698        $18,899,584         $33,194,792
                                 ===========        ===========         ===========


                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                            MERCK COMMON STOCK FUND
                                                            -----------------------
                                                             (NON-
                                                          PARTICIPANT     (PARTICIPANT    T. ROWE PRICE     FIDELITY
                                                         DIRECTED; SEE   DIRECTED; SEE      BLUE CHIP       MAGELLAN
                                            TOTAL           NOTE 1)         NOTE 1)        GROWTH FUND        FUND
                                        --------------   -------------   -------------    -------------     --------
YEAR ENDED DECEMBER 31, 1997
--------------------------------------                                                    |--------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....  $  450,286,858   $ 70,441,046    $  295,300,074   $ 16,134,723    $ 19,980,866
    Interest..........................       2,905,447        110,292         1,501,698        187,586         174,347
    Dividends.........................      58,062,327      5,502,302        23,044,546      1,144,065       3,868,673
                                        --------------   ------------    --------------   ------------    ------------
      Total investment income
        (loss)........................     511,254,632     76,053,640       319,846,318     17,466,374      24,023,886
                                        --------------   ------------    --------------   ------------    ------------
  Contributions to the Plan
    By participants...................     102,152,916             --        39,808,014      8,061,348       5,595,894
    By the employer...................      38,776,067     18,591,104         7,746,846      1,724,596       1,129,275
                                        --------------   ------------    --------------   ------------    ------------
      Total contributions.............     140,928,983     18,591,104        47,554,860      9,785,944       6,725,169
                                        --------------   ------------    --------------   ------------    ------------
      Total additions (deductions)....     652,183,615     94,644,744       367,401,178     27,252,318      30,749,055
                                        --------------   ------------    --------------   ------------    ------------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......     (95,203,380)   (10,716,468)      (48,821,872)    (2,513,018)     (2,931,842)
                                        --------------   ------------    --------------   ------------    ------------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................     (23,594,404)    (6,714,884)      (13,441,758)      (492,343)             --
  Net reallocations...................       1,698,398     (7,889,834)      (68,730,768)   175,737,505    (173,694,432)
  Loans to participants...............              --       (637,042)       (9,189,884)      (977,329)       (787,200)
  Loan repayments by participants.....              --        462,919         6,096,252        757,480         735,904
                                        --------------   ------------    --------------   ------------    ------------
      Net transfers among funds and
        Plans.........................     (21,896,006)   (14,778,841)      (85,266,158)   175,025,313    (173,745,728)
                                        --------------   ------------    --------------   ------------    ------------
      Total deductions and net
        transfers
        among funds and Plans.........    (117,099,386)   (25,495,309)     (134,088,030)   172,512,295    (176,677,570)
                                        --------------   ------------    --------------   ------------    ------------
        Net increase (decrease).......     535,084,229     69,149,435       233,313,148    199,764,613    (145,928,515)
Net assets available for benefits
        Beginning of year.............   1,615,524,134    205,995,857       880,601,549             --     145,928,515
                                        --------------   ------------    --------------   ------------    ------------
        End of year...................  $2,150,608,363   $275,145,292    $1,113,914,697   $199,764,613    $         --
                                        ==============   ============    ==============   ============    ============


                                         FIDELITY
                                          EQUITY-      VANGUARD
                                          INCOME      U.S. GROWTH
                                           FUND        PORTFOLIO
                                         --------     -----------
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....  $ 6,793,507   $ 1,307,902
    Interest..........................       72,942        66,691
    Dividends.........................    2,298,777     2,254,386
                                        -----------   -----------
      Total investment income
        (loss)........................    9,165,226     3,628,979
                                        -----------   -----------
  Contributions to the Plan
    By participants...................    3,840,120     3,909,809
    By the employer...................      779,225       799,627
                                        -----------   -----------
      Total contributions.............    4,619,345     4,709,436
                                        -----------   -----------
      Total additions (deductions)....   13,784,571     8,338,415
                                        -----------   -----------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......     (931,004)   (1,333,622)
                                        -----------   -----------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................     (225,944)     (101,326)
  Net reallocations...................    7,040,405    51,771,200
  Loans to participants...............     (335,481)     (307,489)
  Loan repayments by participants.....      291,388       281,361
                                        -----------   -----------
      Net transfers among funds and
        Plans.........................    6,770,368    51,643,746
                                        -----------   -----------
      Total deductions and net
        transfers
        among funds and Plans.........    5,839,364    50,310,124
                                        -----------   -----------
        Net increase (decrease).......   19,623,935    58,648,539
Net assets available for benefits
        Beginning of year.............   24,930,788            --
                                        -----------   -----------
        End of year...................  $44,554,723   $58,648,539
                                        ===========   ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                         FIDELITY       FIDELITY
                                          GROWTH        GROWTH &      T. ROWE PRICE      FIDELITY       FIDELITY      T. ROWE PRICE
                                          COMPANY        INCOME        NEW INCOME      INTERMEDIATE    RETIREMENT        MID-CAP
                                           FUND         PORTFOLIO         FUND          BOND FUND      GROWTH FUND     GROWTH FUND
                                         --------       ---------     -------------    ------------    -----------    -------------
YEAR ENDED DECEMBER 31, 1997                 (PARTICIPANT DIRECTED; SEE NOTE 1)
------------------------------------    ------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....   $ 5,767,886    $16,739,474     $   425,222     $   (47,266)    $ 1,843,361     $ 3,198,642
    Interest..........................        68,133        181,751          14,934          12,737          20,454          40,702
    Dividends.........................        75,503      4,283,405         729,230         450,796              --         398,290
                                         -----------    -----------     -----------     -----------     -----------     -----------
      Total investment income
        (loss)........................     5,911,522     21,204,630       1,169,386         416,267       1,863,815       3,637,634
                                         -----------    -----------     -----------     -----------     -----------     -----------
  Contributions to the Plan
    By participants...................     3,314,869     10,074,385       1,057,761         901,290       1,029,713       2,595,496
    By the employer...................       608,556      2,024,431         238,192         154,807         193,189         545,943
                                         -----------    -----------     -----------     -----------     -----------     -----------
      Total contributions.............     3,923,425     12,098,816       1,295,953       1,056,097       1,222,902       3,141,439
                                         -----------    -----------     -----------     -----------     -----------     -----------
      Total additions (deductions)....     9,834,947     33,303,446       2,465,339       1,472,364       3,086,717       6,779,073
                                         -----------    -----------     -----------     -----------     -----------     -----------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......    (1,389,094)    (2,310,890)       (505,251)       (248,158)       (246,497)       (293,385)
                                         -----------    -----------     -----------     -----------     -----------     -----------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................            --       (209,311)         (9,761)             --              --        (107,238)
  Net reallocations...................   (52,435,493)     5,477,675      23,044,832     (14,386,911)    (16,818,627)     32,438,757
  Loans to participants...............      (223,029)      (831,802)        (98,537)        (59,781)        (80,417)       (205,440)
  Loan repayments by participants.....       274,234        809,709          73,186          51,416          86,512         188,603
                                         -----------    -----------      ----------     -----------     -----------     -----------
      Net transfers among funds and
        Plans.........................   (52,384,288)     5,246,271      23,009,720     (14,395,276)    (16,812,532)     32,314,682
                                         -----------    -----------     -----------     -----------     -----------     -----------
      Total deductions and net
        transfers
        among funds and Plans.........   (53,773,382)     2,935,381      22,504,469     (14,643,434)    (17,059,029)     32,021,297
                                         -----------    -----------     -----------     -----------     -----------     -----------
        Net increase (decrease).......   (43,938,435)    36,238,827      24,969,808     (13,171,070)    (13,972,312)     38,800,370
Net assets available for benefits
        Beginning of year.............    43,938,435     62,714,068              --      13,171,070      13,972,312              --
                                         -----------    -----------     -----------     -----------     -----------     -----------
        End of year...................   $        --    $98,952,895     $24,969,808     $        --     $        --     $38,800,370
                                         ===========    ===========     ===========     ===========     ===========     ===========

                                                                                          THE GEORGE
                                                                            FIDELITY        PUTNAM
                                       FIDELITY OTC    EUROPACIFIC          OVERSEAS        FUND OF
                                         PORTFOLIO      GROWTH FUND           FUND         BOSTON A
                                       ------------    -----------          --------      ----------
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....   $ 1,751,822     $(3,450,830)     $ 4,079,755    $  (555,731)
    Interest..........................        43,494          39,657           32,789         53,640
    Dividends.........................           153       1,608,164               --      4,478,936
                                         -----------     -----------      -----------    -----------
      Total investment income
        (loss)........................     1,795,469      (1,803,009)       4,112,544      3,976,845
                                         -----------     -----------      -----------    -----------
  Contributions to the Plan
    By participants...................     2,278,556       2,247,100        1,734,085      2,075,492
    By the employer...................       409,306         493,224          319,143        435,294
                                         -----------     -----------      -----------    -----------
      Total contributions.............     2,687,862       2,740,324        2,053,228      2,510,786
                                         -----------     -----------      -----------    -----------
      Total additions (deductions)....     4,483,331         937,315        6,165,772      6,487,631
                                         -----------     -----------      -----------    -----------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......      (463,645)       (281,125)        (646,594)      (903,078)
                                         -----------     -----------      -----------    -----------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................            --         (86,596)              --       (121,190)
  Net reallocations...................   (29,478,338)     30,630,152      (27,658,831)    53,246,173
  Loans to participants...............      (148,441)       (167,095)        (204,986)      (200,454)
  Loan repayments by participants.....       174,290         191,541          119,492        215,475
                                         -----------     -----------      -----------    -----------
      Net transfers among funds and
        Plans.........................   (29,452,489)     30,568,002      (27,744,325)    53,140,004
                                         -----------     -----------      -----------    -----------
      Total deductions and net
        transfers
        among funds and Plans.........   (29,916,134)     30,286,877      (28,390,919)    52,236,926
                                         -----------     -----------      -----------    -----------
        Net increase (decrease).......   (25,432,803)     31,224,192      (22,225,147)    58,724,557
Net assets available for benefits
        Beginning of year.............    25,432,803              --       22,225,147             --
                                         -----------     -----------      -----------    -----------
        End of year...................   $        --     $31,224,192      $        --    $58,724,557
                                         ===========     ===========      ===========    ===========


                                                                         FIDELITY
                                                          FIDELITY      RETIREMENT                                     FRANKLIN
                                           FIDELITY      RETIREMENT     GOVERNMENT     SPARTAN U.S.     FIDELITY       SMALL CAP
                                           BALANCED         MONEY          MONEY       EQUITY INDEX    LOW-PRICED       GROWTH
                                             FUND          MARKET         MARKET           FUND        STOCK FUND       FUND I
                                           --------      ----------     ----------     ------------    ----------      ---------
YEAR ENDED DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....    $ 5,254,443    $        --    $        --    $ 7,565,228     $      (286)   $  (519,762)
    Interest..........................         53,091         93,796         41,239         73,838           4,734          5,973
    Dividends.........................        985,798      3,241,387      1,021,867        842,710         514,136        485,958
                                          -----------    -----------    -----------    -----------     -----------    -----------
      Total investment income
        (loss)........................      6,293,332      3,335,183      1,063,106      8,481,776         518,584        (27,831)
                                          -----------    -----------    -----------    -----------     -----------    -----------
  Contributions to the Plan
    By participants...................      1,474,405      3,882,344      1,004,768      4,772,637         616,711        734,306
    By the employer...................        318,036        733,033        233,771        887,818          98,544        113,288
                                          -----------    -----------    -----------    -----------     -----------    -----------
      Total contributions.............      1,792,441      4,615,377      1,238,539      5,660,455         715,255        847,594
                                          -----------    -----------    -----------    -----------     -----------    -----------
      Total additions (deductions)....      8,085,773      7,950,560      2,301,645     14,142,231       1,233,839        819,763
                                          -----------    -----------    -----------    -----------     -----------    -----------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......     (1,609,507)   (11,797,608)    (5,603,004)      (996,110)        (31,946)       (39,777)
                                          -----------    -----------    -----------    -----------     -----------    -----------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................             --       (305,070)            --        (40,069)             --             --
  Net reallocations...................    (52,891,711)    54,043,284    (37,337,706)    13,138,939       9,952,586     11,473,099
  Loans to participants...............       (203,971)      (756,375)      (210,351)      (434,576)        (16,363)       (54,995)
  Loan repayments by participants.....        201,020        369,986        235,718        316,041          37,517         32,544
                                          -----------    -----------    -----------    -----------     -----------    -----------
      Net transfers among funds and
        Plans.........................    (52,894,662)    53,351,825    (37,312,339)    12,980,335       9,973,740     11,450,648
                                          -----------    -----------    -----------    -----------     -----------    -----------
      Total deductions and net
        transfers
        among funds and Plans.........    (54,504,169)    41,554,217    (42,915,343)    11,984,225       9,941,794     11,410,871
                                          -----------    -----------    -----------    -----------     -----------    -----------
        Net increase (decrease).......    (46,418,396)    49,504,777    (40,613,698)    26,126,456      11,175,633     12,230,634
Net assets available for benefits
        Beginning of year.............     46,418,396     37,487,120     40,613,698     18,899,584              --             --
                                          -----------    -----------    -----------    -----------     -----------    -----------
        End of year...................    $        --    $86,991,897    $        --    $45,026,040     $11,175,633    $12,230,634
                                          ===========    ===========    ===========    ===========     ===========    ===========


                                                          TEMPLETON
                                            PUTNAM       DEVELOPING     T. ROWE PRICE    PARTICIPANTS'
                                            VOYAGER        MARKETS        DIVIDEND           LOAN
                                            FUND A         TRUST I       GROWTH FUND        ACCOUNT
                                            -------      ----------     -------------    -------------
YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in
      market value of investments.....   $   (84,039)   $(1,787,482)    $  148,303       $        --
    Interest..........................         4,061          4,911          1,957                --
    Dividends.........................       341,199        308,391        183,655                --
                                         -----------    -----------     ----------       -----------
      Total investment income
        (loss)........................       261,221     (1,474,180)       333,915                --
                                         -----------    -----------     ----------       -----------
  Contributions to the Plan
    By participants...................       474,892        441,658        227,263                --
    By the employer...................        76,474         80,686         41,659                --
                                         -----------    -----------     ----------       -----------
      Total contributions.............       551,366        522,344        268,922                --
                                         -----------    -----------     ----------       -----------
      Total additions (deductions)....       812,587       (951,836)       602,837                --
                                         -----------    -----------     ----------       -----------
Deductions from net assets attributed
  to:
  Benefits paid to participants.......       (14,013)        (7,051)           (75)         (568,746)
                                         -----------    -----------     ----------       -----------
Transfers among funds and Plans:
  Transfers to Merck Puerto Rico
    Employee Savings and Security
    Plan..............................            --             --             --        (1,738,914)
  Net reallocations...................     4,928,252      5,711,090      4,308,017            79,083
  Loans to participants...............       (10,386)       (23,456)        (1,969)       16,166,849
  Loan repayments by participants.....        17,781         18,084          6,726       (12,045,179)
                                         -----------    -----------     ----------       -----------
      Net transfers among funds and
        Plans.........................     4,935,647      5,705,718      4,312,774         2,461,839
                                         -----------    -----------     ----------       -----------
      Total deductions and net
        transfers
        among funds and Plans.........     4,921,634      5,698,667      4,312,699         1,893,093
                                         -----------    -----------     ----------       -----------
        Net increase (decrease).......     5,734,221      4,746,831      4,915,536         1,893,093
Net assets available for benefits
        Beginning of year.............            --             --             --        33,194,792
                                         -----------    -----------     ----------       -----------
        End of year...................   $ 5,734,221    $ 4,746,831     $4,915,536       $35,087,885
                                         ===========    ===========     ==========       ===========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan document who were not covered by a collective bargaining agreement are eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. In addition, the Company matches 75% of employee contributions up to 6% of base pay per pay period. Company matching contributions are invested according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

     This investment option was added to the Plan effective July 1, 1997.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

     This investment option was eliminated from the Plan effective June 30, 1997.

     T. Rowe Price Mid-Cap Growth Fund

     T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     This investment option was eliminated from the Plan effective June 30, 1997.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investments, especially in developing countries, involve greater risks and may offer greater potential.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Overseas Fund

     This fund seeks long-term capital growth by investing primarily in foreign securities. The investments may include common stock and securities convertible into common stock, as well as debt instruments.

     This investment option was eliminated from the Plan effective June 30, 1997.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Spartan U.S. Equity Index Fund

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index. Effective April 18, 1997, the fund name was changed from Fidelity U.S. Equity Index Portfolio to the Spartan U.S. Equity Index Fund.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     This investment option was added to the Plan effective July 1, 1997.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1 billion at the time of the investment. The fund tries to invest at least one-third of its assets in stocks of companies with market capitalization of $550 million or less. Although the fund's assets

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation, or in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

     This investment option was added to the Plan effective July 1, 1997.

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures, commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     This investment option was added to the Plan effective July 1, 1997.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1997 and 1996, net assets available for benefits included distributions in process of payment of $3,134,986 and $2,827,505, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

     RECLASSIFICATIONS

     Certain prior year amounts shown in the accompanying financial statements have been reclassified to conform to the current year's presentation.

 3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in July 1997. The Plan sponsor believes that the Plan is designed and currently operated in compliance with the IRC.

 4.  OTHER MATTERS:

     A transfer of ($23,594,404) was made on July 1, 1997 for employees residing in Puerto Rico who were transferred to a new plan, the Merck Puerto Rico Employee Savings and Security Plan.

     Net reallocations and transfers in 1997 of $1,698,398 consist of $1,467,531 transferred between the Plan and the Merck & Co., Inc. Stock Purchase and Savings Plan for employees who changed their status during the year and $424,912 transferred in from Merck-Medco Managed Care, L.L.C. during the year. The remaining amount relates to miscellaneous net transfers.

 5.  PARTY-IN-INTEREST:

     All transactions of party-in-interest are set forth on the attached schedule.

 6.  SUBSEQUENT EVENTS:

     Effective January 6, 1998, Merck employees in the Merck AgVet division and associated operations and their balances in the Plan were transferred to the savings plan of Merial Limited, a stand-alone joint venture that is 50% owned by Merck & Co., Inc. and 50% owned by Rhone-Poulenc SA.

                                                           SCHEDULE I
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1997

                                                                NUMBER OF
                                                             UNITS/SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE               CLOSE OF PERIOD         COST         CURRENT VALUE
             ---------------------------------               ---------------    --------------    -------------
Merck Common Stock Fund*....................................   75,769,964       $  481,662,364    $1,376,705,062
T. Rowe Price Blue Chip Growth Fund.........................    8,223,605          183,262,013       198,764,539
Fidelity Equity-Income Fund.................................      845,675           35,585,777        44,321,055
Vanguard U.S. Growth Portfolio..............................    2,031,940           57,240,807        58,316,674
Fidelity Growth & Income Portfolio..........................    2,583,111           74,922,676        98,415,031
T. Rowe Price New Income Fund...............................    2,738,655           24,446,790        24,839,606
T. Rowe Price Mid-Cap Growth Fund...........................    1,348,815           35,570,891        38,576,112
EuroPacific Growth Fund.....................................    1,192,862           34,340,119        31,038,262
The George Putnam Fund of Boston A..........................    3,250,273           59,079,694        58,439,910
Fidelity Retirement Money Market............................   86,552,102           86,552,102        86,580,252
Spartan U.S. Equity Index Fund..............................    1,280,064           35,002,228        44,776,486
Fidelity Low-Priced Stock Fund..............................      442,199           11,113,049        11,112,462
Franklin Small Cap Growth Fund I............................      530,294           12,684,386        12,159,638
Putnam Voyager Fund A.......................................      299,026            5,772,063         5,696,444
Templeton Developing Markets Trust I........................      364,257            6,412,885         4,713,493
T. Rowe Price Dividend Growth Fund..........................      242,858            4,745,064         4,888,735
Participants' Loan Account (with interest ranging from 6.5%
  to 12.5%).................................................      --                34,895,826        34,895,826
                                                                                --------------    --------------
        Total Investments...................................                    $1,183,288,734    $2,134,239,587
                                                                                ==============    ==============

---------------

* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

               ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                    CURRENT
                                                                                                     VALUE
                                                                                                  OF ASSETS ON
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF      PURCHASE                         COST OF       TRANSACTION
ASSETS                                              PRICE        SELLING PRICE       ASSET            DATE          NET GAIN
---------------------------------------------    ------------    -------------    ------------    ------------    ------------
Merck Common Stock Fund
   251 Purchase Transactions..............       $190,659,284    $         --     $190,659,284    $190,659,284    $         --
   251 Sales Transactions.................                 --     260,659,275      133,791,678     260,659,275     126,867,597
T. Rowe Price Blue Chip Growth Fund
   128 Purchase Transactions..............        198,222,455              --      198,222,455     198,222,455              --
   125 Sales Transactions.................                 --      15,592,642       14,960,443      15,592,642         632,199
Fidelity Magellan Fund
   130 Purchase Transactions..............         13,963,042              --       13,963,042      13,963,042              --
   126 Sales Transactions.................                 --     179,059,139      140,905,074     179,059,139      38,154,065
Fidelity Retirement Money Market Portfolio
   254 Purchase Transactions..............        154,014,032              --      154,014,032     154,014,032              --
   249 Sales Transactions.................                 --     104,733,231      104,733,231     104,733,231              --

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 30, 1998 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045 and 333-36383). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 22, 1998